EXHIBIT 99.1

TTM Technologies, Inc. Reports 2008 Fourth Quarter and Year-End Results

SANTA ANA, Calif., Feb. 10, 2009 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), North America's largest printed circuit board (PCB) manufacturer, today reported results for the fourth quarter of 2008, ended December 31, 2008.

Fourth Quarter 2008 Financial & Operational Highlights

 * TTM demonstrated strong free cash flow, increasing cash and cash equivalents and short-term investments by $17.1 million in the fourth quarter for a quarter-ending balance of $152.1 million.
 * Net sales of $164.9 million exceeded guidance.  Gross margin of
   18.6 percent and earnings per diluted share of $0.18, excluding impairment charges of $123.3 million or $1.78 per diluted share, net of tax, were at the high end of guidance.

Fourth Quarter 2008 Financial Results

Kent Alder, President and CEO of TTM, noted, "We are pleased with our results for the fourth quarter. Although global macroeconomic conditions remain challenging, the Company's highly focused strategy enabled us to continue our trend of delivering solid financial performance from our business. We generated significant cash during the quarter, and the Aerospace/Defense end market was again a significant part of our success."

Fourth quarter net sales of $164.9 million decreased $4.1 million, or 2.4 percent, from third quarter net sales of $169.0 million.

Fourth quarter gross margin of 18.6 percent declined from third quarter gross margin of 19.0 percent.

In the fourth quarter, TTM conducted a review of its goodwill, long-lived and intangible assets for potential impairment. Due to the current economic downturn and a significant decline in the Company's market capitalization, TTM recorded significant non-cash impairment charges of $123.3 million related to its goodwill and fixed assets in the fourth quarter. The charges reduced goodwill by $117.0 million and fixed assets by $6.3 million. The Company noted that the non-cash impairment charges do not affect its cash balance, liquidity, operating cash flow or the terms of the Company's debt.

As a result of these charges, TTM posted a fourth quarter operating loss of $108.9 million. Fourth quarter operating income, excluding impairment charges, was $14.5 million compared with third quarter operating income of $15.5 million.

Fourth quarter net loss was $68.5 million, or $1.60 per basic share. Excluding impairment charges, fourth quarter net income was $7.6 million, or $0.18 per diluted share, a decline from third quarter net income of $9.5 million, or $0.22 per diluted share.

EBITDA (earnings before interest, taxes, depreciation and amortization) was negative $102.7 million for the fourth quarter. Excluding impairment charges, adjusted EBITDA for the fourth quarter was $20.7 million, or 12.5 percent of net sales, compared with third quarter EBITDA of $22.2 million, or 13.1 percent of net sales. (A reconciliation of this non-GAAP measure is provided after the GAAP financial statements accompanying this press release.)

Fourth Quarter Segment Information

TTM Technologies reports two operating segments: PCB Manufacturing and Backplane Assembly.

For the PCB Manufacturing segment, fourth quarter net sales (before inter-company sales) were $144.2 million, compared with $148.0 million in the third quarter. Fourth quarter operating segment loss (before amortization of intangibles) was $107.5 million due to a fixed asset and goodwill impairment charge of $120.6 million. Excluding this charge, fourth quarter operating income (before amortization of intangibles) for the PCB Manufacturing segment was $13.1 million compared with operating income of $14.3 million in the third quarter.

For the Backplane Assembly segment, fourth quarter net sales (before inter-company sales) were $31.1 million, compared with $29.3 million in the third quarter. Fourth quarter operating segment loss (before amortization of intangibles) was $0.4 million due to a fixed asset impairment charge of $2.7 million. Excluding this charge, fourth quarter operating income (before amortization of intangibles) for the Backplane Assembly segment was $2.3 million compared with operating income of $2.1 million in the third quarter.

Full Year 2008 Financial Results

Net sales of $681.0 million for the full year 2008 increased $11.5 million, or 1.7 percent, from full year 2007 net sales of $669.5 million.

For 2008, TTM recorded a net loss of $35.3 million, or $0.83 per basic share. Excluding impairment charges, full year 2008 net income was $40.9 million, or $0.95 per diluted share, compared with full year 2007 net income of $34.7 million, or $0.81 per diluted share.

The Company noted that financial results for the fourth quarter and full year 2008 may be subject to change pending the resolution of certain accounting matters relating to the impairment of assets. Should results for the fourth quarter or the full year change from those established in this press release, the Company expects that revised numbers would be issued when it files its Annual Report on Form 10-K on or about March 16, 2009.

Balance Sheet

Cash and cash equivalents and short-term investments at the end of the fourth quarter totaled $152.1 million, an increase of $17.1 million from $135.0 million at the end of the third quarter.

First Quarter Fiscal Year 2009 Forecast

For the first quarter of 2009, TTM estimates revenues in a range from $146 million to $154 million and earnings in a range from $0.01 to $0.06 per diluted share.

TTM expects to record a restructuring charge of approximately $2.8 million, or about $0.04 per diluted share, in the first quarter of 2009 related to the closure of the Redmond, Washington, facility as well as other layoffs announced on January 15.

The Company noted that effective January 1, the accounting rules governing convertible debt changed. As a result, TTM will record interest expense of approximately $2.7 million on its $175 million convertible debt balance in the first quarter of 2009. The non-cash portion of this interest expense will be $1.3 million, or about $0.02 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call to discuss the fourth quarter results and the first quarter 2009 outlook on February 10, 2009, at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time).

To listen to the live webcast, log on to the TTM Technologies website at http://www.ttmtech.com. To access the live conference call, dial 303-262-2141 or 800-240-4186.

To Access a Replay of the Webcast

A digital replay will be available on TTM Technologies' website at http://www.ttmtech.com and will remain accessible for one week following the live event.

A telephone replay also will be available beginning two hours after the conclusion of the conference call until February 12, 2009. You may access the telephone replay by dialing 303-590-3000 or 800-405-2236 and entering confirmation code 11125737#.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, the impact of the current economic crisis, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is North America's largest printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

                           - Tables Follow -

                         TTM TECHNOLOGIES, INC.

                Selected Unaudited Financial Information

                  (In thousands, except per share data)

                      ------------------  --------  ------------------
                        Fourth Quarter     Third        Full Year
                                          Quarter
                      ------------------  --------  ------------------
                        2008      2007      2008      2008      2007
                      --------  --------  --------  --------  --------

 CONSOLIDATED
  STATEMENTS OF
  OPERATIONS

   Net sales          $164,916  $167,466  $169,019  $680,981  $669,458
   Cost of goods
     sold              134,240   132,809   136,873   543,977   539,289
                      --------  --------  --------  --------  --------

   Gross profit         30,676    34,657    32,146   137,004   130,169
                      --------  --------  --------  --------  --------

   Operating expenses:
     Selling and
       marketing         7,420     7,623     7,552    30,436    29,835
     General and
      administrative     7,835     8,445     8,138    33,003    32,628
     Amortization of
      definite-lived
      intangibles          951     1,036       951     3,799     4,126
     Impairment of
      goodwill and
      long-lived
      assets           123,322        --        --   123,322        --
     Metal reclamation      --        --        --    (3,700)       --
                      --------  --------  --------  --------  --------
       Total operating
        expenses       139,528    17,104    16,641   186,860    66,589
                      --------  --------  --------  --------  --------

     Operating income
      (loss)          (108,852)   17,553    15,505   (49,856)   63,580

     Interest expense   (1,744)   (2,734)   (1,556)   (8,423)  (13,828)
     Interest income       223       152       702     1,370     1,379
     Other, net           (416)       48      (384)   (1,804)      137
                      --------  --------  --------  --------  --------

     Income (loss)
      before income
      taxes           (110,789)   15,019   14,267    (58,713)   51,268
     Income tax
      (provision)
       benefit          42,245    (3,186)  (4,809)    23,443   (16,585)
                      --------  --------  --------  --------  --------

     Net income
      (loss)          $(68,544) $ 11,833  $ 9,458   $(35,270) $ 34,683
                      ========  ========  ========  ========  ========

     Earnings (loss)
      per common
      share:
        Basic         $ (1.60)  $   0.28  $   0.22  $  (0.83) $   0.82
        Diluted       $ (1.60)  $   0.28  $   0.22  $  (0.83) $   0.81

     Weighted average
      common shares:
        Basic           42,810    42,360    42,805    42,681    42,242
        Diluted         42,810    42,756    43,182    42,681    42,568

 SELECTED BALANCE SHEET DATA
                                 -------------------------------------
                                 December 31, 2008   December 31, 2007
                                 -----------------   -----------------
 Cash and cash equivalents               $ 148,465           $  18,681
 Short-term investments                      3,657                  --
 Accounts receivable, net                  115,232             118,581
 Inventories                                71,011              65,675
 Total current assets                      353,130             219,936
 Property, plant and equipment,
  net                                      114,931             123,647
 Other non-current assets                   88,189             155,215
 Total assets                              556,250             498,798

 Current portion long-term debt          $      --           $  40,000
 Accounts payable                           48,750              53,632
 Total current liabilities                  72,731             121,097
 Long-term liabilities                     177,522              49,107
 Stockholders' equity                      305,997             328,594
 Total liabilities and
  stockholders' equity                     556,250             498,798
                                 -------------------------------------

 SUPPLEMENTAL
  DATA
                 --------------------  ---------  --------------------
                    Fourth Quarter       Third        Full Year
                                        Quarter
                 --------------------  ---------  --------------------
                   2008        2007       2008       2008      2007
                 ---------  ---------  ---------  ---------  ---------
 EBITDA          $(102,653) $  24,356  $  22,151  $ (25,065) $  92,110
 EBITA           $(108,064) $  18,819  $  16,803  $ (46,373) $  69,338

 Gross margin         18.6%      20.7%      19.0%      20.1%      19.4%
 EBITDA margin       (62.2)      14.5       13.1       (3.7)      13.8
 Operating margin    (66.0)      10.5        9.2       (7.3)       9.5

 End Market
  Breakdown:
                 --------------------  ---------
                    Fourth Quarter       Third
                                        Quarter
                 --------------------  ---------
                   2008        2007       2008
                 ---------  ---------  ---------

  Networking/
   Communications       37%        40%        39%
  Aerospace/
   Defense              40         33         39
  Computing/
   Storage/
   Peripherals          12         13         11
  Medical/
   Industrial/
   Instrument-
    ation/Other         11         14         11

 Stock-based
  Compensation:
                 --------------------  ---------
                    Fourth Quarter       Third
                                        Quarter
                 --------------------  ---------
                   2008        2007       2008
                 ---------  ---------  ---------
  Amount included
   in:
   Cost of goods
    sold         $     331  $     250  $     388
   Selling and
    marketing           97         22        116
   General and
    adminis-
    trative            787        622        888
                 ---------  ---------  ---------
   Total stock-
    based
    compensation
    expense      $   1,215  $     894  $   1,392
                 =========  =========  =========

 Operating
  Segment Data:
                 --------------------  ---------
                    Fourth Quarter       Third
                                        Quarter
                 --------------------  ---------
  Net sales:       2008        2007       2008
                 ---------  ---------  ---------
  PCB
   Manufacturing $ 144,211  $ 147,524  $ 148,003
  Backplane
   Assembly         31,064     27,837     29,254
                 ---------  ---------  ---------
   Total sales     175,275    175,361    177,257
  Inter-company
   sales           (10,359)    (7,895)    (8,238)
                 ---------  ---------  ---------
   Total net
    sales        $ 164,916  $ 167,466  $ 169,019
                 ---------  ---------  ---------

  Operating
   segment
   income (loss):
  PCB
   Manufacturing $(107,495) $  17,055  $  14,312
  Backplane
    Assembly          (406)     1,534      2,144
                 ---------  ---------  ---------
   Total op
    segment
    income (loss) (107,901)    18,589     16,456
  Amortization
   of intangibles     (951)    (1,036)      (951)
                 ---------  ---------  ---------
   Total op
    income (loss) (108,852)    17,553     15,505
  Total other
   expense          (1,937)    (2,534)    (1,238)
                 ---------  ---------  ---------
  Income (loss)
   before income
   taxes         $(110,789) $  15,019  $  14,267
                 =========  =========  =========

 RECONCILIATIONS*

                 --------------------  ---------  --------------------
                     Fourth Quarter      Third        Full Year
                                        Quarter
                 --------------------  ---------  --------------------
                    2008       2007       2008       2008       2007
                 ---------  ---------  ---------  ---------  ---------
 EBITA/EBITDA
  reconciliation:
  Net income
   (loss)        $ (68,544) $  11,833  $   9,458  $ (35,270) $  34,683
  Add back items:
   Income tax
    provision
    (benefit)      (42,245)     3,186      4,809    (23,443)    16,585
   Interest
    expense          1,744      2,734      1,556      8,423     13,828
   Amortization
    of
    intangibles        981      1,066        980      3,917      4,242
                 ---------  ---------  ---------  ---------  ---------
  EBITA          (108,064)     18,819     16,803    (46,373)    69,338

  Depreciation
   expense           5,411      5,537      5,348     21,308     22,772
                 ---------  ---------  ---------  ---------  ---------
  EBITDA         $(102,653) $  24,356  $  22,151  $ (25,065) $  92,110
                 =========  =========  =========  =========  =========

  Add back:
   Impairment      123,322         --         --    123,322         --
                 ---------  ---------  ---------  ---------  ---------
  Adjusted
   EBITDA        $  20,669  $  24,356  $  22,151  $  98,257  $  92,110
                 =========  =========  =========  =========  =========

 * This information provides a reconciliation of EBITA/EBITDA/Adjusted
   EBITDA to the financial information in our consolidated statements of operations.

 "EBITDA" means earnings before interest expense, income taxes, depreciation and amortization. "EBITA" means earnings before interest expense, income taxes and amortization. We present EBITDA / EBITA /
 Adjusted EBITDA to enhance the understanding of our operating results.
 EBITDA / EBITA / Adjusted EBITDA is a key measure we use to evaluate our operations. In addition, we provide our EBITDA / EBITA / Adjusted
 EBITDA because we believe that investors and securities analysts will find EBITDA / EBITA / Adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements.
 However, EBITDA / EBITA / Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of of operating results in accordance with accounting principles generally accepted in the United States of America.

CONTACT:  TTM Technologies, Inc.
          Steve Richards, Chief Financial Officer
          (714) 241-0303
          investor@ttmtech.com

          Guerrant Associates
          Investors and Media:
          Laura Guerrant-Oiye
          (808) 882-1467
          lguerrant@guerrantir.com